As filed with the Securities and Exchange Commission on September 25, 2023

Registration No.333 ‑274350

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

AMENDMENT No. 2 to

FORM S‑1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Know Labs, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3920	90‑0273142
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

206‑903‑1351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald P. Erickson

Chief Executive Officer

500 Union Street, Suite 810

Seattle, Washington 98101

206‑903‑1351

(Names, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Matthew S. O’Loughlin, Esq. Ben D. Orlanski, Esq. Louis Rambo, Esq. Proskauer Rose LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067 (310) 284‑5653	Cavas S. Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Know Labs, Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-274350) (the “Registration Statement”) as an exhibits-only filing, solely to file Exhibit 5.1 and Exhibit 5.2. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description

1.1**	Form of Underwriting Agreement
3.1	Restatement of the Articles of Incorporation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, field August 14, 2023)
3.2	Second Amended and Restated Bylaws, dated October 15, 2021 (incorporated by reference to the Company’s Current Report on Form 8‑K, filed December 7, 2021)
3.3	Amended and Restate Series C Certificate of Designation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.4	Third Amended and Restated Series D Certificate of Designation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.5	Series D Certificate of Correction of Know Labs, Inc., dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.6	Series C Certificate of Correction of Know Labs, Inc., dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.7	Certificate of Withdrawal of Series F Preferred Stock, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.8	Certificate of Designation of Series F Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8‑K, filed August 3, 2018)
3.9	Certificate of Amendment to Articles of Incorporation dated December 6, 2021 (incorporated by reference to the Company’s Current Report on Form 8‑K, filed December 7, 2021)
4.1†	Know Labs, Inc. 2021 Equity Incentive Plan (incorporated by reference to the Company’s Form S‑8 Filed December 10, 2021)
4.2**	Form of Underwriter Warrant
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP
5.2*	Opinion of Proskauer Rose LLP
10.1

Form of Preferred Stock and Warrant Purchase Agreement, Form of Amended and Restated Registration Rights Agreement. and Form of Series F Warrant to Purchase common stock by and between Visualant, Incorporated and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8‑K, filed May 5, 2017)

10.2

Securities Purchase Agreement dated August 14, 2017 by and between Visualant, Incorporated and accredited investor (incorporated by reference to the Company’s Current Report on Form 8‑K, filed August 18, 2017)

10.3

Senior Secured Convertible Redeemable Debenture dated December 12, 2017 by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8‑K, filed December 22, 2017)

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10.4

Senior Secured Convertible Redeemable Debenture dated February 28, 2018 by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8‑K, filed March 7, 2018)

10.5

Note and Account Payable Conversion Agreement and related notes and warrants dated January 31, 2018 by and between Visualant, Incorporated and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8‑K, filed March 21, 2018)

10.6†	Employment Agreement dated April 10, 2018 by and between Visualant, Incorporated and Phillip A. Bosua. (incorporated by reference to the Company’s Annual Report on Form 10‑K, filed December 21, 2018)
10.7†

Amended Employment Agreement dated April 10, 2018 by and between Visualant, Incorporated and Ronald P. Erickson. (incorporated by reference to the Company’s Annual Report on Form 10‑K, filed December 21, 2018)

10.8

Agreement and Plan of Merger, dated as of April 10, 2018, by and among Visualant, Incorporated, 500 Union Corporation, and RAAI Lighting, Inc. (incorporated by reference to the Company’s Annual Report on Form 10‑K, filed December 21, 2018)

10.9	Certificate of Merger, dated as of April 10, 2018, by 500 Union Corporation (incorporated by reference to the Company’s Current Report on Form 8‑K, filed April 17, 2018)
10.10	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8‑K, filed March 6, 2019)
10.11

Form of Subscription Agreement, Subordinated Convertible Note, common stock Purchase Warrant, Subordination and Registration Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8‑K, filed March 6, 2019)

10.12	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8‑K, filed March 15, 2021)
10.13

Form of Subscription Agreement, Subordinated Convertible Note, common stock Purchase Warrant, Subordination and Registration Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8‑K, filed March 15, 2021)

10.14	Extension of Warrant Agreement dated April 26, 2022 by and between Know Labs, Inc. and Clayton A. Struve. (incorporated by reference to the Company’s Current Report on Form 8‑K, filed May 3, 2022)
10.15†	Employment Agreement dated May 13, 2022 by and between Know Labs, Inc. and Peter Conley. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed August 12, 2022)
10.16

Underwriting Agreement dated September 15, 2022 by and between Know Labs, Inc. and Boustead Securities, LLC. (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 21, 2022)

10.17

Common Stock Purchase Warrant issued by Know Labs, Inc. to Boustead Securities, LLC on September 20, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 21, 2022)

10.18

Amendment 8 dated December 7, 2022 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP. Filed herewith. (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

10.19

Amendment 8 dated December 7, 2022 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP. Filed herewith. (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

10.20

Amendment 8 dated December 7, 2022 to Senior Secured Convertible Redeemable Note dated September 30, 2016 by and between Know Labs, Inc. and Clayton A. Struve. (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

10.21

Amendment 8 dated December 7, 2022 to Senior Secured Convertible Redeemable Note dated August 14, 2017 by and between Know Labs, Inc. and Clayton A. Struve(incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

10.22

Amendment 8 dated December 7, 2022 to Senior Secured Convertible Redeemable Note dated December 12, 2017 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

10.23

Amendment 7 dated December 7, 2022 to Senior Secured Convertible Redeemable Note dated February 28, 2018 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

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10.24

Amendment 9 dated January 25, 2023 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 25, 2023).

10.25

Extension of Warrant Agreement dated December 7, 2022 by and between Know Labs, Inc. and Clayton A. Struve. Filed herewith. (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

10.26

Extension of Warrant Agreement dated January 19, 2023 by and between Know Labs, Inc. and Ronald P. Erickson (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 23, 2023).

10.27	Extension of Warrant Agreement dated January 19, 2023 by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 23, 2023).
10.28†	Separation and Release Agreement dated January 23, 2023 by and between Know Labs, Inc. and Philip Bosua (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed May 15, 2023).
10.29

Amendment 10 dated September 15, 2023 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.30

Amendment 10 dated September 15, 2023 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.31

Amendment 9 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated September 30, 2016 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.32

Amendment 9 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated August 14, 2017 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.33

Amendment 9 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated December 12, 2017 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.34

Amendment 8 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated February 28, 2018 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.36

Amendment 9 dated January 25, 2023 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 25, 2023).

14.1	Code of Ethics dated November 2018 (incorporated by reference to the Company’s Current Report on Form 8‑K, filed November 27, 2018)
21.1**	Subsidiaries of the Registrant.
23.1**	Consent of BPM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
23.3*	Consent of Proskauer Rose LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (included in the signature page)
107**	Exhibit Filing Fees

________________

†	Executive compensation plan or arrangement.
*	Filed herewith.
**	Previously filed.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 25 , 2023.

Know Labs, Inc.
By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Executive Officer and Director

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ronald P. Erickson	Chief Executive Officer and Director (Principal Executive Officer)	September 25, 2023
Ronald P. Erickson

*	Chief Financial Officer (Principal Financial Officer)	September 25, 2023
Peter Conley

*	Director	September 25, 2023
Jon Pepper

*	Director	September 25, 2023
William A. Owens

*	Director	September 25, 2023
Ichiro Takesako

*	By:	/s/ Ronald P. Erickson
	Name:	Ronald P. Erickson
	Title:	Attorney-in-fact

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